Exhibit 99.3

Franchise Group, Inc. Closes Preferred Stock Offering

ORLANDO, Fla., September 18, 2020 (GLOBE NEWSWIRE) – Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group” or the “Company”) today announced the closing of its previously announced underwritten registered public offering of 1,200,000 shares of its 7.50% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation preference of $25.00 per share (the “Preferred Stock”), at an initial public offering price of $25.00 per share. The offering resulted in net proceeds of approximately $29.1 million after deducting underwriting discounts and commissions, but before deducting expenses and the structuring fee. The Company expects to use the net proceeds of this offering for general corporate purposes, including funding future acquisitions and investments.

The underwriters have a 30-day option to purchase up to an additional 180,000 shares of the Preferred Stock at the public offering price of $25.00 per share. Dividends on the Preferred Stock will be paid when declared by the Company’s Board of Directors at a fixed rate of 7.50% of the $25.00 liquidation preference per year, equivalent to $1.875 per year. Shares of the Preferred Stock are expected to be listed on NASDAQ under the symbol “FRGAP” and are expected to begin trading within 30 business days.

B. Riley Securities, Inc., Incapital LLC, D.A. Davidson & Co., Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc. and National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (Nasdaq:NHLD) and Aegis Capital Corp., acted as book-running managers for this offering.

Troutman Pepper Hamilton Sanders LLP acted as legal counsel to the Company. Duane Morris LLP acted as legal counsel to the underwriters.

The offering of these securities was made pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2020, and declared effective by the SEC on June 22, 2020.  The offering will be made only by means of a prospectus and prospectus supplement. A copy of the prospectus and prospectus supplement relating to these securities may be obtained from the website of the SEC at http://www.sec.gov or by contacting:  B. Riley Securities, Inc., 1300 17th Street North, Suite 1300, Arlington, Virginia  22209, Attn: Prospectus Department, Email: prospectuses@brileyfin.com, Telephone: (703) 312-9580.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Franchise Group, Inc.

Franchise Group, Inc. (NASDAQ: FRG) is an operator of franchised and franchisable businesses and uses its operating expertise to drive cost efficiencies and grow its brands.  Franchise Group’s business lines include Liberty Tax Service, Buddy’s Home Furnishings, American Freight and The Vitamin Shoppe.  On a combined basis, Franchise Group currently operates over 4,100 locations predominantly located in the U.S. and Canada that are either Company-run or operated pursuant to franchising agreements.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact, including statements regarding the expected use of proceeds from the offering and the expected listing date, trading symbol and trading date on NASDAQ. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company.  We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Transition Report on Form 10-K/T for the transition period ended December 28, 2019, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161